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                                                                    EXHIBIT 99.2

                                                                       [GRAPHIC]

10/29/2001 8:35 PM
FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------


          KEYSTONE PROPERTY TRUST ANNOUNCES 2001 THIRD QUARTER RESULTS

      WEST CONSHOHOCKEN, Pa., October 30/PRNewswire/ -- Keystone Property Trust (NYSE: KTR) (the "Company" or "Keystone") today announced its financial results for the third quarter of 2001.

      For the three month period ended September 30, 2001, the Company reported Funds From Operations ("FFO") of $13.5 million, or $0.44 per diluted share, which was in line with expectations, as compared to $12.0 million, or $0.47 per diluted share, for the same quarter in 2000, representing a 12.7% increase in FFO and a 6.4% decrease in FFO per diluted share, due to an increase in fully-diluted share count resulting from the Company's April share offering.

      For the three month period ended September 30, 2001, net income was $10.4 million, or $0.55 per diluted share, as compared to a net loss of $4.3 million, or $0.46 per diluted share, for the three month period ended September 30, 2000.

      THIRD QUARTER HIGHLIGHTS

      -- Reported FFO of $13.5 million, or $0.44 per diluted share.
      -- Increased portfolio occupancy by 50bps to 94%.
      -- Leased 1.6 million square feet during the quarter, resulting in year-to-date activity of 4.3 million square feet.
      -- Retained 90% of leases expiring in the quarter, significantly higher than an historical average of 68%.
      -- Realized a 1.1% growth in same-store NOI for the core portfolio and a 7.4% decline in same-store NOI for the non-core portfolio, resulting in a decline of 3.1% for the total same-store portfolio.
      -- Raised $32.3 million of common equity by selling 2.5 million shares on August 27, the proceeds of which the Company used to repurchase all of the Series B convertible preferred shares and Series C convertible preferred units owned by affiliates of Reckson Associates Realty Corp.
      -- Completed the sale of a 332,352 SF industrial property in Teterboro, NJ and a 39,785 SF property in Fairfield, NJ for $36.7 million in proceeds and a $10 million net gain to the Company.

      SUBSEQUENT EVENTS

      -- Announced regular quarterly dividend of $0.32 or $1.28 per annum.
      -- Leased 650,000 SF of 2002 expiration exposure in Ohio and Pennsylvania.

      Commenting on Keystone's third quarter performance, Jeffrey E. Kelter, President and Chief Executive Officer of Keystone, stated, "We are pleased with the up tick in our overall occupancy this quarter and with the improvement in our retention ratios and the mitigation of our 2002 rollover exposure. We are especially pleased with the dramatic improvement in our balance sheet, capital structure and financial ratios year-to-date. In spite of a weakening economy, there continues to be solid fundamentals in our core markets and strong institutional interest in our product type. We continue to see evidence that our state-of-the-art, high-cube distribution product will be less affected by negative economic trends due to the increased efficiencies they offer the user.

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October 30, 2001
Page 2 of 5


      In terms of guidance, we are affirming our range of $1.77-$1.80 for 2001. As far as 2002, we have a number of transactions underway which could impact earnings, and we intend to wait for some of the critical moving pieces to settle down before we comment further. I will say that the key drivers of our business plan, such as our recycling program, remain largely intact and I expect our results to reflect that."

      LEASING ACTIVITY
      In the third quarter, rental rates on approximately 1.6 million square feet of industrial leases signed increased by 14.7% and 14.5% on a GAAP and cash basis, respectively, driven largely by the 25.6% GAAP and cash increase achieved in the core industrial portfolio. On a market-by-market basis, the strongest industrial rental growth was generated in New Jersey, which delivered a 25.9% increase, followed by Pennsylvania at 18.2%, both on a GAAP and cash basis. Office activity for the period totaled 26,650 SF with GAAP and cash rent declines of 1.3% and 3.3 %, respectively.

      Tenant retention for the quarter was 90%, a significant increase over our historical average of 68%. Overall portfolio occupancy was 94.0% and core portfolio occupancy was 98.4% at the end of the quarter.

      SAME-STORE RESULTS
      In our core portfolio, same-store NOI increased by 1.1% for the quarter. Economic occupancy at the core same store properties was 97.8% for the quarter, a 2.1% decrease from the 99.9% in occupancy for the third quarter of 2000. Same-store NOI for the non-core portfolio declined 7.4%.

      Consolidated same-store NOI decreased 3.1% for the quarter. Economic occupancy at these properties was 93.9% for the quarter, a 3.2% decrease from the 97.1% in occupancy for the third quarter of 2000. The same store portfolio is comprised of 90 industrial properties and 31 office properties, which includes approximately 86% of the total square footage held at the end of the third quarter.

      SECONDARY OFFERING
      On August 27 the Company completed a public offering of 2.5 million Common Shares priced at $13.65, which generated $32.3 million in net proceeds. The Company used the proceeds to re-purchase all of the Series B convertible preferred shares and Series C convertible preferred units owned by affiliates of Reckson Associates Realty Corp. at a 10.5% discount, representing a return-on-cost of 20%.

      RECYCLING ACTIVITY
      During the quarter, the Company completed the sale of a 332,352 SF industrial property in Teterboro, NJ and a 39,785 SF property in Fairfield, NJ for $36.9 million in proceeds and a $10 million net gain to the Company.

      The Company purchased the Goldstar Electronics' site in South Brunswick, New Jersey for $6.4 million. The site is 50 acres and is located in the Exit 8A submarket of the New Jersey Turnpike corridor. The Company estimates it can accommodate 788,000 square feet of development.

      Year-to-date, the Company has completed the sale of properties totaling $104 million, not including the New Jersey assets which were contributed to the CalEast joint venture. The Company's strategy is to re-deploy the proceeds from these asset sales into its development pipeline, debt reduction and selective acquisitions of bulk warehouses that enhance the Company's existing core market penetration.

      QUARTERLY DIVIDEND
      On October 5, 2001, the Company's Board of Trustees declared a regular quarterly dividend of $0.32 per common share payable on October 31, 2001 to shareholders of record as of October 16, 2001. The quarterly dividend equates to an annual rate of $1.28 per share.


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October 30, 2001
Page 3 of 5


      DEVELOPMENT ACTIVITY UPDATE
      During the third quarter, the Company completed the 473,000 square foot Keystone Cranbury West project located at Exit 8A of the New Jersey Turnpike in Cranbury, NJ. The Company has the capacity to develop another 11.7 million square feet of state-of-the-art big-box product on the 836 acres of land it currently controls.

      SUBSEQUENT LEASING ACTIVITY
      Subsequent to the end of third quarter, the Company completed 645,640 square feet of leasing activity for 2002 expirations, thereby reducing its 2002 exposure by 17.4%. The transactions include two renewals in Ohio of 300,000 square feet and 200,000 square feet, and a renewal of 145,640 square feet in Pennsylvania.

      PERSONNEL
      During the third quarter, the Company made several enhancements to its management team. Pete Lloyd has joined the Company as Vice President - Corporate Controller. Mr. Lloyd has over 9 years experience in public accounting at Arthur Andersen and more recently, TL Ventures and Morgan Stanley Asset Management. Steve Pron was promoted to Vice President - Corporate Planning and Financial Analysis. Mr. Pron has been with the Company since 1998 and previously was Controller - Property Accounting. Pete Arbes, who has also been with the Company since 1998, was appointed Controller - Property Accounting and will take on an expanded management role.

      CONFERENCE CALL
      The Company will hold an investor/analyst conference call today beginning at 11:00 a.m. Eastern Time. The conference call may be joined by dialing 1-800-289-0437. A replay of the conference call will be available commencing at 2:00 p.m. Eastern time today through November 13, 2001 until 8 p.m. Eastern time. The telephone number for the replay is 1-719-457-0820, passcode 403737. The conference call can also be accessed through our company web site under Investor Relations. Additional information about Keystone's quarterly results can be accessed in our supplemental package, which is also on our web site under the Financial Reports section of Investor Relations.

      Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 126 industrial and office properties aggregating over 21 million square feet in the Eastern United States. Keystone's industrial portfolio contains over 19 million square feet of big box distribution assets, with approximately 14 million square feet located in the core markets of Pennsylvania, New Jersey and Indianapolis. For more information, contact Shannon McGrory at 484.530.1807, send email to info@keystoneproperty.com or visit the Company website at http://www.keystoneproperty.com.

            This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its trustees, or its officers with respect to the future operating performance of the Company and the result and the effect of legal proceedings. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's Form 10-K and quarterly reports on Form 10-Q.


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October 30, 2001
Page 4 of 5


     UNAUDITED FINANCIAL SUMMARY FOR THE THREE AND NINE MONTH PERIODS ENDED
                           SEPTEMBER 30, 2001 AND 2000
          (in thousands, except for shares, ratios and per share data)


                                                                  FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                                                         SEPTEMBER 30,                       SEPTEMBER 30,
                                                                ------------------------------      ------------------------------
                                                                    2001              2000              2001              2000
                                                                    ----              ----              ----              ----
OPERATING DATA:
REVENUE:
Rents                                                           $     24,112      $     28,299      $     73,646      $     80,041
Reimbursement revenue and other                                        3,358             3,687            11,214            10,730
                                                                ------------      ------------      ------------      ------------
         Total revenue                                          $     27,470      $     31,986      $     84,860      $     90,771
                                                                ------------      ------------      ------------      ------------

OPERATING EXPENSES:

Property operating expenses                                            2,100             2,755             6,774             7,952
Real estate tax expense                                                2,398             2,811             7,492             7,771
General and administrative                                             2,268             1,808             6,552             6,040
Depreciation and amortization                                          5,567             4,887            19,398            15,455
Interest expense                                                       7,894            12,442            27,697            34,516
Provision for asset valuation                                             --            11,300                --            11,300
                                                                ------------      ------------      ------------      ------------
         Total operating expense                                $     20,227      $     36,003      $     67,913      $     83,034
                                                                ------------      ------------      ------------      ------------

INCOME (LOSS) BEFORE EQUITY IN INCOME (LOSS) FROM EQUITY
METHOD INVESTMENTS, AND GAINS (LOSSES) ON SALES OF ASSETS              7,243            (4,017)           16,947             7,737

EQUITY IN INCOME (LOSS) FROM EQUITY METHOD INVESTMENTS                   386              (248)              455               416
GAIN (LOSS) ON SALES OF ASSETS                                        10,025              (252)           10,361               372
                                                                ------------      ------------      ------------      ------------

INCOME (LOSS) BEFORE DISTRIBUTIONS TO PREFERRED
UNITHOLDERS, MINORITY INTEREST OF UNITHOLDERS IN
OPERATING PARTNERSHIP, EXTRAORDINARY ITEM AND
INCOME ALLOCATED TO PREFERRED SHAREHOLDERS                            17,654            (4,517)           27,763             8,525

DISTRIBUTIONS TO PREFERRED UNITHOLDERS                                (1,747)           (1,924)           (5,610)           (4,943)

MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP             (4,180)            3,542            (4,806)              664

EXTRAORDINARY ITEM-LOSS ON EARLY RETIREMENT OF DEBT                      (94)               --            (1,269)               --
                                                                ------------      ------------      ------------      ------------

INCOME (LOSS) BEFORE INCOME ALLOCATED TO PREFERRED
SHAREHOLDERS                                                          11,633            (2,899)           16,078             4,246

INCOME ALLOCATED TO PREFERRED SHAREHOLDERS                            (1,242)           (1,407)           (4,097)           (4,946)
                                                                ------------      ------------      ------------      ------------

NET INCOME (LOSS) ALLOCATED TO COMMON SHAREHOLDERS              $     10,391      $     (4,306)     $     11,981      $       (700)
                                                                ============      ============      ============      ============

EARNINGS (LOSS) PER COMMON SHARE - BASIC:

Net income per Common Share before extraordinary item           $        .63      $       (.46)     $        .96      $       (.08)
Extraordinary item                                                        --                --              (.05)               --
                                                                ------------      ------------      ------------      ------------
Net income allocated to Common Share - Basic                    $        .63      $       (.46)     $        .91      $       (.08)
                                                                ============      ============      ============      ============

WEIGHTED AVERAGE COMMON SHARES - BASIC                            16,570,452         9,322,119        13,211,061         9,211,700
                                                                ============      ============      ============      ============
EARNINGS (LOSS) PER COMMON SHARE - DILUTED:

Net income per Common Share before extraordinary item           $        .55      $       (.46)     $        .89      $       (.08)
Extraordinary item                                                        --                --              (.06)               --
                                                                ------------      ------------      ------------      ------------
Net income per Common Share - Diluted                           $        .55      $       (.46)     $        .83      $       (.08)
                                                                ============      ============      ============      ============

WEIGHTED AVERAGE COMMON SHARES - DILUTED                          24,363,191        17,003,664        20,282,848        16,864,468
                                                                ============      ============      ============      ============


                                                                                              As of:
                                                                                  ------------------------------
                                                                                  September 30,     December 31,
                                                                                      2001              2000
              BALANCE SHEET DATA:                                                 (unaudited)        (audited)
                                                                                  ------------      ------------
              Real estate investments before accumulated depreciation             $    817,223      $    957,598
              Total assets                                                             838,782           962,687
              Total debt                                                               441,405           616,569
              Total liabilities                                                        461,885           638,753
              Limited Partners Minority Interest in Operating Partnership               49,909            76,710
              Convertible preferred units                                               60,392            80,295
              Stockholders' equity                                                     266,596           166,929

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October 30, 2001
Page 5 of 5


            Unaudited FINANCIAL SUMMARY FOR THE THREE AND NINE MONTH
                    PERIODS ENDED SEPTEMBER 30, 2001 AND 2000
          (in thousands, except for shares, ratios and per share data)


                                                                   FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                                                          SEPTEMBER 30,                      SEPTEMBER 30,
                                                                ------------------------------      ------------------------------
                                                                    2001              2000              2001              2000
                                                                    ----              ----              ----              ----
FUNDS FROM OPERATIONS:

NET INCOME BEFORE MINORITY INTEREST, PREFERRED DISTRIBUTIONS
AND PREFERRED DIVIDENDS                                         $     17,654      $     (4,517)     $     27,763      $      8,525
Plus (Less):
     Provision for asset valuation                                        --            11,300                --            11,300
     Losses (gains) on sales of assets                               (10,025)              252           (10,361)             (372)
     Depreciation and amortization related to real estate              5,567             4,887            19,398            15,455
     Depreciation and amortization related to equity
        investments                                                      293                42               645               127
                                                                ------------      ------------      ------------      ------------
FUNDS FROM OPERATIONS (1)                                       $     13,489      $     11,964      $     37,445      $     35,035
                                                                ============      ============      ============      ============

BASIC FFO PER SHARE                                             $       0.45      $       0.51      $       1.35      $       1.49
                                                                ============      ============      ============      ============

DILUTED FFO PER SHARE                                           $       0.44      $       0.47      $       1.31      $       1.38
                                                                ============      ============      ============      ============

FUNDS AVAILABLE FOR DISTRIBUTION:

     Funds from operations                                      $     13,489      $     11,964      $     37,445      $     35,035
     Amortization of deferred financing costs                            452               485             1,384             1,364
     Rental income from straight line rents                             (660)           (1,027)           (2,095)           (2,846)
     Amortization of restricted stock awards                              --                68                --               204
     Leasing commissions                                                (264)           (1,256)           (1,511)           (2,866)
     Tenant improvements                                                (588)           (1,056)           (1,609)           (2,102)
     Building improvements                                              (246)             (227)             (796)             (661)
                                                                ------------      ------------      ------------      ------------
FUNDS AVAILABLE FOR DISTRIBUTION                                $     12,183      $      8,951      $     32,818      $     28,128
                                                                ============      ============      ============      ============

Diluted funds available for distribution per share              $       0.39      $       0.35      $       1.14      $       1.11
                                                                ============      ============      ============      ============

DILUTED WEIGHTED AVERAGE SHARES AND UNITS (2)                     30,997,250        25,724,558        28,683,229        25,419,506
                                                                ============      ============      ============      ============

DIVIDEND PAID PER COMMON SHARE                                  $        .32      $        .31      $        .94      $        .90
                                                                ============      ============      ============      ============

FFO DIVIDEND PAYOUT RATIO                                               72.7%             66.0%             71.8%             65.2%
                                                                ============      ============      ============      ============

FAD DIVIDEND PAYOUT RATIO                                               82.1%             88.6%             82.5%             81.1%
                                                                ============      ============      ============      ============

----------

(1) The Company calculates Funds From Operations (FFO) in accordance with the National Association of Real Estate Investment Trusts, Inc. definition. FFO is equal to net income, (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization relating to real property, and after adjustments from unconsolidated partnerships and joint ventures.

(2) Diluted weighted average shares for 2001 and 2000, as shown above, include the convertible preferred shares and units on an as-converted basis.

                                      # # #


          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com